As filed with the Securities and Exchange Commission on May 15, 2008

Registration No. 333-146160

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	3674	98-0370750
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Open Energy Corporation

514 Via De La Valle, Suite 200

Solana Beach, CA 92075

(858) 794-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dalton W. Sprinkle, Esq.

General Counsel and Senior Vice President

Open Energy Corporation

514 Via De La Valle, Suite 200

Solana Beach, CA 92075

(858) 794-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters, Esq.

Anthony G. Mauriello, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

12235 El Camino Real, Suite 200

San Diego, CA 92130

(858) 350-2300

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413 (b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

Pursuant to a Registration Statement on Form SB-2 (File No. 333-136987) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on August 30, 2006 by Open Energy Corporation (the “Company”) and declared effective on October 25, 2006 under the Securities Act of 1933, as amended (the “Act”), the Company registered for the resale of 80,000,891 shares of common stock, par value $0.001 (the “Common Stock”) of the Company. The Common Stock was registered to permit resale by the selling securityholders named in the Registration Statement and the subsequent post-effective amendments thereto.

Subsequently, the Company filed a 462(b) Registration Statement on Form SB-2 (File No. 333-146160) (the “SB-2 MEF”) on September 18, 2007, which registered for resale an additional 2,271,808 shares of Common Stock on behalf of Cornell Capital Partners, L.P.  This Post-Effective Amendment No. 1 to the Form SB-2 Registration Statement on Form S-1 is being filed by the Company to deregister the remaining unsold shares of Common Stock of the Company.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement on Form S-1 and authorized this amendment to be signed on its behalf by the undersigned, in the City of Solana Beach, State of California, on the 15th day of May 2008.

OPEN ENERGY CORPORATION

By:	/s/ David Saltman
David Saltman
Chairman and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement on Form S-1 has been signed by the following persons in the capacities and on May 15, 2008.

Signature	Title	Date

/s/ David P. Saltman	Chairman and Chief Executive Officer (Principal Executive Officer)	May 15, 2008
David P. Saltman

/s/ Aidan H. Shields	Chief Financial Officer and Treasurer (Principal Financial and	May 15, 2008
Aidan H. Shields	Accounting Officer)

/s/ David Field	President, Chief Operating Officer and Director	May 15, 2008
David Field

/s/ Patricia M. Eckert	Director	May 15, 2008
Patricia M. Eckert

Director
Steven J. Kemper

/s/ Kenneth F. Potashner	Director	May 15, 2008
Kenneth F. Potashner

/s/ Edward Douglas Ward	Director	May 15, 2008
Edward Douglas Ward

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